UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OF 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 1, 2010
NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31465 (Commission File Number)	35-2164875 (IRS Employer Identification No.)

601 Jefferson, Suite 3600	77002
Houston, Texas (Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (713) 751-7507
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On April 1, 2010, Natural Resource Partners L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with UBS Securities LLC and Barclays Capital Inc., as representatives of the underwriters set forth in Schedule 1 to the Underwriting Agreement (collectively, the “Underwriters”), relating to the public offering of 4,000,000 common units representing limited partnership interests in the Partnership (the “Common Units”), at a public offering price of $25.17, less underwriting discounts of $1.04 per Common Unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option to purchase an additional 600,000 Common Units from the Partnership to cover over-allotments, if any.
     The Partnership expects the closing of the transactions under the Underwriting Agreement to occur on April 7, 2010, subject to customary closing conditions. The Partnership expects to receive net proceeds from the sale of the Common Units sold pursuant to the Underwriting Agreement of approximately $96.3 million (after deducting underwriting discounts and commissions and estimated expenses), plus a related capital contribution of approximately $2.1 million by the Partnership’s general partner to maintain its 2.0% general partner interest in the Partnership. The Partnership intends to use the net proceeds from the offering to repay all of the indebtedness outstanding under its credit facility and for general partnership purposes, including to finance future acquisitions.
     The offering was made pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-157595) filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2009, which was declared automatically effective by the SEC, and was subsequently amended by post-effective amendment on March 19, 2010.
     The Underwriting Agreement contains customary representations, warranties, and agreements by the Partnership, and customary conditions to closing, indemnification obligations of the Partnership and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit
1.1
Underwriting Agreement, dated as of April 1, 2010, by and among Natural Resource Partners L.P., GP Natural Resource Partners LLC and NRP (GP) LP, and UBS Securities LLC and Barclays Capital Inc., as representatives of the underwriters set forth in Schedule 1 to the Underwriting Agreement.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the offered units.
8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P. (Registrant) By: NRP (GP) LP, its General Partner By: GP Natural Resource Partners LLC, its General Partner
Dated: April 2, 2010	By:	/s/ Wyatt L. Hogan
Wyatt L. Hogan
Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description
1.1
Underwriting Agreement, dated as of April 1, 2010, by and among Natural Resource Partners L.P., GP Natural Resource Partners LLC and NRP (GP) LP, and UBS Securities LLC and Barclays Capital Inc., as representatives of the underwriters set forth in Schedule 1 to the Underwriting Agreement.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the offered units.
8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
23.1	Consent of Vinson & Elkins L.L.P. (included in its opinions filed as Exhibit 5.1 and Exhibit 8.1).